                                                                 Exhibit 99.8(m)
                              AMENDMENT AGREEMENT
                              -------------------
                (BLACKROCK FUNDS(SM) Transfer Agency Agreement)

     THIS AMENDMENT is made as of _____________ ____, 2000 (the "Effective Date"), by and between PFPC INC., a Delaware corporation ("PFPC") and BLACKROCK FUNDS(SM), a Massachusetts business trust (the "Fund").

                                Recitals
                                --------

     WHEREAS, the Fund is registered as an open-end, diversified management investment company under the investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, PFPC provides transfer agency, registrar, dividend disbursing agent and other shareholder services to the Fund pursuant to a Transfer Agency Agreement (the "Original Agreement") dated October 4, 1989, as amended; and

     WHEREAS, in addition to the services described in the Original Agreement, the Fund desires that PFPC provide the Fund's shareholders and their broker-dealers with certain online internet access to account information and certain online transaction request capabilities, all in accordance with the terms of this Agreement; and

     WHEREAS, the Fund and PFPC desire to amend the Original Agreement to provide for such internet services and corresponding fees.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Fund, intending to be legally bound hereby, agree as follows.

1.  Amendments to Original Agreement.
    ---------------------------------

     (a) The Original Agreement is hereby amended to add a Section 28, which shall read in full as follows:

          "28.  Internet Access Services.  PFPC shall provide to the Fund the
                -------------------------
          internet access services as set forth on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time."

     (b) Exhibit A is hereby added to the Original Agreement to read in full as set forth on Schedule 1 to this Agreement and made a part hereof.

2.  Miscellaneous.
    --------------

     (a) Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Original Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed. In the event of a conflict between the terms hereof and the Original Agreement, as to the internet services, this Agreement shall control.

     (b) This Agreement, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.



BLACKROCK FUNDS(SM)

By:_______________________________
Name:
Title:


PFPC INC.

By:_______________________________
Name:
Title:

                       SCHEDULE 1 to Amendment Agreement


                                   EXHIBIT A

                        Online Internet Access Services
                        -------------------------------


THIS EXHIBIT A, dated as of ________ ___, 2000, is Exhibit A to the Transfer Agency Agreement dated October 4, 1989, as amended (the "Agreement") between BLACKROCK FUNDS(SM) (the "Fund") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.

1. Definitions
--------------

Any term not herein defined shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit A:

     (a) "Customer Options" means the series of edits and instructions mutually agreed upon by the Fund and PFPC through which the Fund specifies its instructions for Transactions listed on Attachment 1 attached hereto and made a
                                        ------------
part hereof, as such Attachment 1 may be amended from time to time.

     (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from PFPC's Web Site.

     (c) "Online Internet Access Services" or "Internet Services" means the services identified in Section 2 and any additional services set forth on the

Attachment 2 attached hereto and made a part hereof to be provided by PFPC
------------
utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Transactions may be requested in the Fund by accessing the PFPC Web Site via hypertext link from the Fund Web Site.

     (d) "PFPC Web Site" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Funds Web Site through the World Wide Web, where the Transaction data fields and related screens provided by PFPC may be viewed.

     (e) "Phase I Transactions" means responding to requests through the Online Internet Access Service for (i) Fund net asset values; (ii) most recent Fund dividend information; (iii) shareholder account balance information; and (iv) most recent shareholder account transactions.

     (f) "Phase II Transactions" means Phase I Transactions plus those services and transactions listed on PFPC's schedule of Phase II services, as PFPC shall provide to the Fund from time to time (the "Phase II Schedule").

     (g) "Service Commencement Date" means the first date upon which responses to Phase I Transaction requests are available through PFPC's Online Internet Access Service to Shareholders or to other visitors to the Fund Web Site.

     (h) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

     (i)  "Transaction" means any Phase I Transaction or Phase II Transaction.

2.  PFPC Responsibilities.   Subject to the provisions of this Exhibit A, PFPC
--------------------------
shall provide or perform, or shall retain other Persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

     (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain the PFPC Web Site to permit persons to be able to view information about the Fund and to permit Shareholders with appropriate identification and access codes (if required by the Phase II Schedule) to initiate Transactions;

     (b) address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to Shareholders regarding the availability of Online Internet Access Services;

     (c) provide e-mail services using at least 40-bit encryption between Shareholders and PFPC's shareholder services representatives for communications only (not to engage in Transactions) with risk disclosure in a form approved by the Fund;

     (d) prepare and process applications for Internet Services from Shareholders determined by the Fund to be eligible for such services and issue logon ID, PIN numbers and welcome letters to such Shareholders according to the policies of the Fund;

     (e) establish (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between the PFPC Web Site and the Fund Web Site;

     (f) establish systems to guide, assist and permit Shareholders who access the PFPC Web Site from the Fund Web Site to electronically create and transmit Transaction requests to PFPC;

     (g) deliver to the Fund three (3) copies of the PFPC Online Internet Access Service User Guide, as well as all updates thereto on a timely basis;

     (h) deliver a monthly billing report to the Fund, which shall include a report of Transactions;

     (i) provide a form of encryption as agreed by PFPC and the Fund from time to time that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the PFPC Web Site;

     (k) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of the PFPC Web Site relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

     (l) provide periodic site visitation (hit reports) and other information regarding Shareholder/visitor activity under this Agreement as agreed by PFPC and the Fund from time to time;

     (m) monitor the telephone lines involved in providing the Internet Services and inform the Fund promptly of any malfunctions or service interruptions; and

     (n) PFPC shall periodically scan its Internet interfaces and the PFPC Web Site for viruses and promptly remove any such viruses located thereon.

3.  Fund Responsibilities. Subject to the provisions of this Exhibit A and the
-------------------------
Agreement, the Fund shall at its expense (unless otherwise provided herein):

     (a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to the PFPC Web Site;

     (b) provide the Customer Options list to PFPC, in the format requested by PFPC, for Phase I and Phase II Transactions, as the Fund shall authorize, and promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes in the Customer Options;

     (c) work with PFPC to develop Internet marketing materials for Shareholders and forward a copy of appropriate marketing materials to PFPC;

     (d) revise and update the applicable prospectus(es) and other pertinent materials, such as User Agreements with Shareholders, to include the appropriate consents, notices and disclosures for Internet Services, including disclaimers and information reasonably requested by PFPC;

     (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

     (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to the PFPC Web Site and the various Transaction web pages and otherwise make the Fund Web Site available to Shareholders.

4.  Standards Of Care For Internet Services
-------------------------------------------

Notwithstanding anything to the contrary contained in the Agreement or this Exhibit A:

(a) Each of PFPC and the Fund shall exercise care and diligence, act in good faith and use its best efforts, within reasonable limits and shall be liable for any damages arising out of its failure to perform its duties and obligations described in this Exhibit A to the extent such damages arise out of its willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

(b) Without limiting the generality of the foregoing or any other provisions of this Exhibit A or the Agreement, neither party shall be liable for (i) losses beyond its control, provided that such party has acted in accordance with the standard of care set forth above, (ii) subject to Section 9 of this Exhibit, delays or failures to perform any of its obligations hereunder or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

(c) Although PFPC shall comply with the standard of care specified above in providing the Internet Services, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via the Internet Services or the consummation of any Transaction request not actually received by PFPC. The Fund shall advise Shareholders to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via the Internet Services.

5.  Additional Fees For Internet Services.    As consideration for the
------------------------------------------
performance by PFPC of the Internet Services, the Fund will pay the fees set forth in a separate fee letter as agreed between the parties from time to time.

6. Proprietary Rights.
----------------------

     (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only during the term of the Agreement and only in accordance with the provisions of this Exhibit A and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

     (b) The Fund Web Site and the PFPC Web Site may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," trade dress or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of the Agreement. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, U.S. copyright or other U.S. proprietary right of a third party.

7. Term And Termination.
------------------------

     (a) Upon a party's (the "Breaching Party") breach of any term of this Exhibit the other party (the "Non-Breaching Party") shall provide to the breaching party written notice detailing such breach and shall provide such Breaching Party a period of thirty (30) days from the date of receipt of such notice to remedy or cure such breach.

     (b) In the event of a termination of the Agreement, the parties will have no continuing obligations to one another for Internet Services, except for the payment of fees for services rendered through the date of termination and the obligations and agreements contained in Sections 4 through 9 hereof, which shall survive termination of the Agreement.

8. Representation And Warranty.  Neither party shall knowingly insert into any
-------------------------------
interface, other software, or other program provided by such party to the other hereunder, or accessible on the PFPC Web Site or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to cost of media, shipping, deliveries and installation shall be borne by such party.

9.   Liability Limitations; Indemnification.
     ---------------------------------------

     (a) The Internet.  Each party acknowledges that the Internet is an
         -------------
unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Services and shall not be liable in any respect for the selection of any such third party, unless such party breached the standard of care specified herein with respect to that selection.

     (b) PFPC's Explicit Disclaimer Of Certain Warranties.  EXCEPT AS PROVIDED
         -------------------------------------------------
IN SECTIONS 2 AND 4, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS AGREEMENT ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     (c) Cross-Indemnity.  Each party hereby indemnifies and agrees to hold the
         ----------------
other party, its affiliates, successors, legal representatives and assigns, and its officers, directors, agents, employees and Shareholders harmless from and shall defend them against any and all claims, actions, charges, demands, liabilities, damages, costs or expenses, including but not limited to reasonable attorney's fees and disbursements ("Liabilities") arising in connection with any claims that any Internet Service or work product infringes any proprietary or other rights or any infringement claim against any of such persons based on a party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity herewith), except to the extent such Liabilities result directly from the gross negligence or knowing or willful misconduct of the other party or its related indemnified parties under this subsection 9(c).

10.  Confidentiality
--------------------
     (a) Each of the parties hereby acknowledges that in the course of performing its obligations hereunder, the other may disclose to it certain information and know-how of a technical, financial, operational or other sort, that is nonpublic and otherwise confidential or proprietary to the disclosing party. Confidential information shall include, without limitation, all technology, know-how, processes, software, databases, trade secrets, contracts, proprietary information, all historical and projected financial information, business strategies, operating data and organizational and cost structures, product descriptions, pricing information, received in connection with this Agreement, as well as compilations of Fund data or Shareholder data ("Confidential Information"). Confidential Information shall include such information of any affiliate of PFPC or the Fund. Each party acknowledges that any such proprietary or confidential information disclosed to it is of considerable commercial value and that the disclosing party would likely be economically or otherwise disadvantaged or harmed by the direct or indirect use or further disclosure thereof, except as specifically authorized by the disclosing party. Each party therefore agrees to keep in strict confidence all such information (whether oral, written, via computer disk or electronic media or otherwise) that may from time to time be disclosed to or accessed by it, and agrees not to use such information except as expressly permitted hereby or to disclose such information to any third party (other than directors, officers, employees, affiliates, agents or representatives of either party to the Agreement who have a need to know such information) for any purpose without the prior written consent of the other.

     (b) The following shall not constitute Confidential Information: information (i) independently developed by the receiving party as evidenced by documentation in such party's possession; (ii) lawfully received by the receiving party free of restrictions, from another source having the right to furnish the same; (iii) generally known or available to the public without breach of this Agreement by the receiving party; or (iv) known to the receiving party free of restriction at the time of such disclosure.

     (c) Either party to this Agreement may disclose Confidential Information pursuant to the requirement or request of a governmental agency or pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against it; provided, however, that it shall (i) first notify the other of such request or requirement, or use in defense, unless such notice is prohibited by statute, rule or court order, (ii) attempt to obtain the other's consent to such disclosure, and (iii) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to frustrate the production or publication of information. Nothing herein shall require either party to fail to honor a legal requirement, subpoena, court or administrative order, other legal process or request of a governmental agency on a timely basis. Each of the parties shall cooperate with the other in an effort to limit the nature and scope of any required disclosure of Confidential Information.

     (d) The parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the parties shall forthwith return to one another all written materials and computer software which are the property of the other party. The provisions in this Section shall survive termination of this Agreement.

     (e) Each of the parties agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 6 or 10 and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 6 or 10 in addition to and not in lieu of any legal or other remedies such party may pursue hereunder or under applicable law, each party hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of providing actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

11.  Miscellaneous
------------------

     (a) Independent Contractor.  The parties to this Agreement are and shall
         ----------------------
remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to the PFPC Web Site by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to
Section 101 of the Copyright Act.
     (b) Conflict with Agreement.  In the event of a conflict between specific
         -----------------------
terms of this Exhibit A and the Agreement, this Exhibit A shall control as to the Internet Services.

    (c) The names "BlackRock Funds" and "Trustees of BlackRock Funds" refer respectively to the Trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.


BLACKROCK FUNDS(SM)


By:_______________________________
Name:
Title:

PFPC INC.


By:_______________________________
Name:
Title:

                                ATTACHMENT 1

    Additional Online Internet Access Services/Descriptions/Specifications
    ----------------------------------------------------------------------

THIS ATTACHMENT 1, dated as of ________ ___, 2000, is Attachment 1 to Exhibit A
-----------------
to a Transfer Agency Agreement dated October 4, 1989, as amended between the undersigned with respect to BLACKROCK FUNDS(SM). This Attachment 1 shall supersede all previous forms of Attachment 1 as of the date hereof.


[List, if any]


BLACKROCK FUNDS(SM)


By:_______________________________
Name:
Title:

PFPC INC.


By:_______________________________
Name:
Title:

                                ATTACHMENT 2

                             Customer Options List
                             ---------------------


THIS ATTACHMENT 2, dated as of __________  ____, 2000 is Attachment 2 to Exhibit
-----------------
A to the Transfer Agency Agreement dated October 4, 1989, as amended between the undersigned with respect to BLACKROCK FUNDS(SM). This Attachment 2 shall supersede all previous forms of Attachment 2 as of the date hereof.

     1. A logon I.D. and PIN are required to access PFPC's Online Internet Access Services.

     2.   Shareholder's  Web Browser and ISP must support Secure Sockets Layer
          (SSL) encryption technology.

     3. In order to use PFPC's Online Internet Access Services, Shareholders will need the following:

          a. An Internet service provider (which can be a national provider such as America Online, CompuServe, Prodigy; or local service provider).

          b. At a minimum, an Intel 486 class machine with 16 MB RAM, VGA monitor, and 14.4kbps modem running MS Windows 3.1 3.11, Windows 95 or Windows NT.

          c.   Web Browser software supporting Secure Sockets Layer (Netscape
               3.0 and MS Internet Explorer 3.0 provide such support). For best results, a Web Browser capable of supporting Java Script (such as Netscape Navigator version 4.0 and higher or MS Internet Explorer version 4.0 and higher) is recommended.

     4. In order to use PFPC's Online Internet Access Services, Shareholders will be required to complete a PFPC Online Application, which can be completed over the phone or via U.S. mail.

     5. PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor.

     6. Items such as Shareholder name, address, tax identification numbers and bank account numbers will not be displayed by PFPC on the PFPC Web Site.

     7. The following type of authentication will be required for Internet Transaction access:

          a. For Fund prices (NAV information) and distribution information no security processing will be required; and

          b. For account balances and account history information - a valid Logon I.D. and PIN are required.



BLACKROCK FUNDS(SM)



By:_______________________________
Name:
Title:


PFPC INC.



By:_______________________________
Name:
Title:

                    APPENDIX ___ to the Amendment Agreement
                  BLACKROCK FUNDS(SM) Transfer Agency Agreement


                                  MONEY FUNDS
VA Municipal M/M (A, C, B, Institutional & Service Classes)
NJ Municipal M/M (A, Service, C, B & Institutional Classes)
North Carolina Municipal M/M (A, C, B, Institutional & Service Classes)
Ohio Municipal M/M (A, C, B, Institutional & Service Classes)
Money Market (Class A, B, Service, C, Hilliard Lyons & Institutional Classes) Municipal M/M (Class A, Service, C, B, Hilliard Lyons & Institutional Classes) U.S. Treasury M/M (Class A, Service, C, B & Institutional Classes)
PA Municipal M/M (Class A, Service, C, B & Institutional Classes)

                                  BOND FUNDS
International Bond (A, B, C, Service & Institutional Classes)
NJ Tax-Free Income (B, A, Service, C & Institutional Classes)
Core Bond (A, B, C, Service, BlackRock & Institutional Classes)
Ohio Tax-Free Income (A, B, C, Institutional & Service Classes)
PA Tax Free Income (A, B, C, Service & Institutional Classes)
Low Duration Bond (A, B, C, Service, BlackRock & Institutional Classes) Intermediate Bond (A, B, C, Institutional, BlackRock & Service Classes) Government Income (A, B, C Classes)
Managed Income (A, B, C, Institutional & Service Classes)
Tax-Free Income (A, B, C, Service & Institutional Classes)
Intermediate Government Bond (A, B, C, Institutional & Service Classes) DE Tax-Free Income (A, B, C, Institutional & Service Classes)
KY Tax-Free Income (A, B, C, Institutional & Service Classes)
GNMA (A, B, C, Institutional & Service Classes)
High Yield Bond (A, B,C, Institutional, BlackRock & Service Classes) Multi-Sector Mortgage Securities Portfolio III (Institutional Class) Multi-Sector Mortgage Securities Portfolio IV (Institutional Shares)

                                  EQUITY FUNDS
International Emerging Markets (A, B, C, Institutional & Service Classes) Large Cap Growth Equity (A, B, Service, C & Institutional Classes) Balanced (A, B, Service, C & Institutional Classes)
International Equity (A, B, Service, C, & Institutional Classes)
Large Cap Value Equity (A, B, Service, C, & Institutional Classes)
Index Equity (A, B, C, Institutional & Service Classes)
Small Cap Value Equity (A, B, C, Institutional & Service Classes)
Small Cap Growth Equity (A, B, Service, C, & Institutional Classes) Select Equity (A, B, C, Institutional, BlackRock & Service Classes) Mid-Cap Value Equity (A, B, C, Institutional & Service Classes)
Mid-Cap Growth Equity (A, B, C, Institutional & Service Classes)

International Small Cap Equity (A, B, C, Institutional & Service Classes) Micro-Cap Equity (A, B, C, Institutional & Service Classes)
Global Science & Technology (A, B, C, Institutional & Service Classes) European Equity (A, B, C, Institutional & Service Classes)
Asia Pacific Equity  (A, B, C, Institutional & Service Classes)

                                      -16-